UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2012, WidePoint Corporation and its subsidiaries (the “Company”) entered into a First Modification to Debt Agreement (the “Modification”) and a First Allonge to Promissory Note (Commercial – Revolving Draw) (the “Allonge,” and, together with the Modification, the “Agreements”) with Cardinal Bank. The Agreements set forth the agreement of the parties to amend the Commercial Loan Agreement with Cardinal Bank (and promissory note accompanying such agreement), which Commercial Loan Agreement provides for a $8,000,000 revolving credit facility from Cardinal Bank to the Company.

The Agreements (i) extend the repayment date of the revolving credit facility from June 30, 2013 to June 30, 2014; (ii) modify a covenant in the Commercial Loan Agreement by providing that the Company shall maintain a target net worth of $4 million as of December 31, 2012 and a target net worth of $4.5 million as of December 31, 2013 (representing a reduction from the prior-existing $5.5 million target); and (iii) eliminate the Funded Debt to EBITDA covenant.

The description of the Agreements set forth above is qualified by reference to the Modification filed herewith as Exhibit 10.1 and Allonge filed herewith as Exhibit 10.2, which Exhibits are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	First Modification to Debt Agreement between WidePoint Corporation and its subsidiaries and Cardinal Bank.
10.2	First Allonge to Promissory Note (Commercial – Revolving Draw) between WidePoint Corporation and its subsidiaries and Cardinal Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: December 28, 2012	James T. McCubbin
Vice President and Chief Financial Officer